UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7891

Delaware	41-0222640
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1400 West 94th Street

Minneapolis, MN 55431

(Address of principal executive offices, including zip code)

952-887-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2021, Donaldson Company, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, the subsidiaries of the Company from time to time party thereto, certain lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders and as an issuer of letters of credit. The Credit Agreement is a new five-year committed, unsecured, revolving credit facility in the amount of $500 million (subject to increase under the Credit Agreement by an amount not exceeding $250 million) which is available to the Company and certain of its subsidiaries. The credit facility includes a letter of credit facility in the amount of up to $25 million, the outstanding amounts of which decrease the available commitment. Upon closing of the Credit Agreement on May 21, 2021, the Credit Agreement replaced the Company’s previously existing $500 million unsecured, revolving credit facility, which would have expired in accordance with its terms on July 21, 2022. The amount outstanding under the facility as of May 21, 2021 was approximately $75 million.

The Company may elect the borrowings under the Credit Agreement to bear interest in different currencies and at different rates. Borrowings under the Credit Agreement may be made at an interest rate per annum equal to:

(1)

For a Eurocurrency Rate Loan (as defined in the Credit Agreement), the sum of (A) the Applicable Rate (as defined in the Credit Agreement, which is calculated based upon the Company’s debt-to-EBITDA ratio) and (B) the Eurocurrency Rate (as defined in the Credit Agreement), or

(2)

For a Base Rate Loan (as defined in the Credit Agreement), the sum of (A) the Base Rate (which is a rate per annum equal to the greatest of (i) the interest rate announced by the administrative agent as its prime rate; (ii) the sum of 0.50% per annum and the federal funds rate in effect on such day, and (iii) the Adjusted Eurocurrency Rate (as defined in the Credit Agreement) for a period of one month plus 1.00%) in effect from time to time, and (B) the Applicable Rate, or

(3)

For an RFR Loan (as defined in the Credit Agreement), the sum of (A) the RFR (as defined in the Credit Agreement, which is, for Sterling (as defined in the Credit Agreement), SONIA (as defined in the Credit Agreement) plus (B) the Applicable Rate.

The Credit Agreement requires the Company to maintain a consolidated interest coverage ratio of not less than 3.5 and an adjusted debt-to-EBITDA ratio of not more than 3.5 (subject to temporary increase in connection with a Material Acquisition (as defined in the Credit Agreement)). If the Company is not in compliance with either of these requirements, the Lenders may terminate the commitment and/or declare any loan then outstanding be due.

The Credit Agreement contains certain other covenants, including a priority debt to consolidated net worth covenant and covenants relating to liens, indebtedness, asset sales, mergers, and investments, among others.

Amounts due under the Credit Agreement may be accelerated upon a Default (as defined in the Credit Agreement), such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

Wells Fargo Bank, National Association and U.S. Bank National Association, as joint lead arrangers, and certain other Lenders have provided, from time to time, and may continue to provide, commercial banking, lending, investment, institutional trust, foreign exchange and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 21, 2021, the Company entered into a Second Supplement to Note Purchase Agreement, dated May 21, 2021, with a group of institutional investors (the “Second Supplement”), which supplements a Note Purchase Agreement, dated March 27, 2014 (as amended by a First Amendment to the Note Purchase Agreement dated as of March 9, 2015, and as supplemented by the First Supplement to Note Purchase Agreement dated April 16, 2015, the “Note Purchase Agreement”). Pursuant to the Second Supplement and subject to satisfaction of certain closing conditions, the Company will issue and sell (a) $100 million aggregate principal amount of senior notes to be designated as its 2.50% Senior Notes, Series 2021-A, due August 5, 2031 (the “Series 2021-A Notes”) to certain institutional investors, on August 5, 2021 or on such other business day thereafter on or prior to August 10, 2021 as may be agreed upon by the Company and the purchasers of the Series 2021-A Notes, and (b) $50 million aggregate principal amount of senior notes to be designated as its 2.12% Senior Notes, Series 2021-B, due November 5, 2028 (the “Series 2021-B Notes”), to certain of the institutional investors, on November 5, 2021 or on such other business day thereafter on or prior to November 10, 2021 as may be agreed upon by the Company and the purchasers of the Series 2021-B Notes. The primary purpose of the issuance of the notes is to refinance existing indebtedness.

The Second Supplement through incorporation of the Note Purchase Agreement contains certain covenants on the part of the Company, including a debt to EBITDA covenant, priority debt to consolidated total capitalization covenant and covenants relating to liens, asset sales and mergers, among others. The Note Purchase Agreement also specifies certain events of default, upon the occurrence of which the maturity of the notes may be accelerated, including the failure to pay principal and interest, violation of covenants or default on other indebtedness, among others.

The foregoing description of the Second Supplement is not complete and is qualified in its entirety by reference to the Second Supplement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on May 21, 2021, the Company entered into a five-year committed, unsecured, revolving credit facility in the amount of $500 million. The facility also has an accordion feature that allows the Company to increase the commitment under the facility by up to $250 million under certain conditions. The amount outstanding under the facility as of May 21, 2021 was approximately $75 million.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Credit Agreement, dated as of May 21, 2021, among Donaldson Company, Inc. (the “Company”), the subsidiaries of the Company from time to time party thereto, each of the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders and as an L/C Issuer.

10.2	Second Supplement, dated May 21, 2021, to Note Purchase Agreement, dated as of March 27, 2014, by and among Donaldson Company, Inc. and the purchasers named therein.

104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
Amy C. Becker
Vice President, General Counsel and Secretary

Date: May 26, 2021